UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities

As of August 1, 2024, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (“Class I Common Shares”) (with the final number of shares being determined on August 21, 2024) to feeder vehicles primarily created to hold the Fund’s Class I Common Shares. The offer and sale of these Class I Common Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of August 1, 2024 (number of shares finalized on August 21, 2024)	9,866,056	$245,708,211

Item 7.01. Regulation FD Disclosures

August 2024 Distributions

On August 21, 2024, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Previously Declared Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1800	$0.0200	$0.0000	$0.2000
Class S Common Shares	$0.1800	$0.0200	$0.0179	$0.1821
Class D Common Shares	$0.1800	$0.0200	$0.0053	$0.1947

The distributions for each class of Shares are payable to shareholders of record as of the open of business on August 30, 2024 and will be paid on or around September 26, 2024. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

On June 21, 2024, the Fund announced that its Board of Trustees declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made to shareholders of record as of the open of business on July 31, 2024, August 30, 2024 and September 30, 2024, on or around August 27, 2024, September 26, 2024 and October 29, 2024, respectively. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of July 31, 2024, unless otherwise noted)

For the month ended July 31, 2024, the Fund’s net asset value (“NAV”) per share was $24.90, compared to $24.90 as of June 30, 2024. The Fund’s 1-month, 3-month, year-to-date, 12-month and annualized inception-to-date returns through July 31, 2024 for Class I Common Shares were 0.83%, 2.71%, 6.98%, 12.35% and 8.70%, respectively (inception date was January 7, 2022).1 As of August 21, 2024, the Fund’s annualized distribution rate for Class I Common Shares, including the distribution declared on August 21, 2024 and the special distribution announced on June 21, 2024, was 9.64%.2

As of July 31, 2024, our portfolio was approximately $11.7 billion based on fair market value across 273 portfolio companies and 52 industries. Our portfolio consisted of approximately 100% first lien debt investments and approximately 97% floating rate debt investments based on fair market value. The weighted average EBITDA of our directly originated debt investments was $226 million,3 and our portfolio’s overall weighted-average net loan-to-value, weighted-average net leverage and interest coverage were 39%, 4.5x and 2.2x, respectively.4

As of July 31, 2024, the Fund’s net leverage ratio was 0.60x,5 and we had approximately $1.7 billion of excess availability under our secured funding facilities.6

Select Recent Transaction Highlights

R.R. Donnelley

In July 2024, Apollo served as a Lead Arranger on a $1.85 billion first lien term loan to R.R. Donnelley to fund an acquisition. Following this, Apollo participated in a $775 million first lien term loan as part of a broader $2.3 billion financing to repay the previous facility and refinance R.R. Donnelley’s existing debt. R.R. Donnelley is a global commercial printing company that publishes manuals, brochures, marketing materials, packaging and business cards. As an incumbent lender, Apollo was able to play a meaningful role in the transaction. ADS participated in the transaction alongside other Apollo-managed investment funds.

ASC Engineered Solutions

In July 2024, Apollo participated in a $1.05 billion first lien term loan to ASC Engineered Solutions (“ASC”) to refinance ASC’s syndicated debt. ASC is a supplier of pipe fittings, valves and support products for building construction applications. ASC’s products are used for mechanical, plumbing, HVAC and fire and life safety applications. Due to our strong relationship with the Sponsor, Apollo was able to play a meaningful role in the transaction. ADS participated in the transaction alongside other Apollo-managed investment funds.

1.

Past performance is not indicative of future results. For Class S common shares, excluding maximum upfront placement fees, ADS generated returns of 0.76%, 2.50%, 6.45%, 11.41% and 7.79% for the 1-month, 3-month, year-to-date, 12-month and annualized inception-to-date periods through July 31, 2024 (inception date is February 1, 2022), respectively. For Class S common shares, including maximum upfront placement fees, ADS generated returns of -2.74%, -1.06%, 2.75%, 7.55% and 6.25% for the 1-month, 3-month, year-to-date, 12-month and annualized inception-to-date periods through July 31, 2024 (inception date is February 1, 2022), respectively. For Class D common shares, excluding maximum upfront placement fees, ADS generated returns of 0.81%, 2.65%, 6.82%, 12.07% and 13.55% for the 1-month, 3-month, year-to-date, 12-month and annualized inception-to-date periods through July 31, 2024 (inception date is July 1, 2022), respectively. For Class D common shares, including maximum upfront placement fees, ADS generated returns of -0.69%, 1.13%, 5.23%, 10.41% and 12.75% for the 1-month, 3-month, year-to-date, 12-month and annualized inception-to-date periods through July 31, 2024 (inception date is July 1, 2022), respectively. Class S common shares and Class D common shares listed as including the upfront maximum placement fees reflect the returns after the maximum upfront placement fees. No upfront sales load will be paid to the Fund with respect to Class S common shares, Class D common shares or Class I Common Shares, however, if a shareholder buys Class S common shares or Class D common shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D common shares and 3.5% cap on NAV for Class S common shares. Class I Common Shares do not have upfront placement fees.

2.

The annualized distribution rate is as of August 21, 2024, and is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared on August 21, 2024 and the special distribution announced on June 21, 2024 was 8.77% for Class S common shares and 9.38% for Class D common shares. The annualized distribution rate, including the distribution declared on August 21, 2024 and excluding the special distribution announced on June 21, 2024, is 8.67% for Class I Common Shares, 7.81% for Class S common shares and 8.42% for Class D common shares.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA).

4.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

5.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

6.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01. Other Events.

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund’s Shares as of July 31, 2024, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of July 31, 2024
Class I Common Shares	$24.90
Class S Common Shares	$24.90
Class D Common Shares	$24.90

As of July 31, 2024, the Fund’s aggregate NAV was $7.3 billion, the fair value of its investment portfolio was approximately $11.7 billion and it had approximately $4.7 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.64x. The Fund’s net leverage ratio as of July 31, 2024 was approximately 0.60x.1

1.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $10.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	92,097,108	$2,252,187,719
Class S Common Shares	64,114,544	$1,568,032,465
Class D Common Shares	794,242	$19,452,624
Private Offering:
Class I Common Shares	167,991,525	$4,143,590,768
Class S Common Shares	—	—
Class D Common Shares	—	—

Total Offering and Private Offering *	324,997,419	$7,983,263,576

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: August 21, 2024	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary